Exhibit 99.3

LIMITED POWER OF ATTORNEY

The undersigned, Anthony L. Mandekic, CEO, President and Secretary/Treasurer of Tracinda Corporation, a Nevada corporation (“Tracinda”), hereby grants a limited power of attorney to Janet S. McCloud as attorney-in-fact of the undersigned for the purpose of executing on my behalf, as an individual and as an officer of Tracinda, any and all filings by the undersigned under the Securities Act of 1933, as amended (including Form 144). and the Securities Exchange Act of 1934, as amended (including Forms 4 and 5 and Schedule 13D), with respect to the securities of MGM Resorts International, a Delaware corporation (the “Company”), registered in the name of Tracinda. This power of attorney is effective upon execution, may be revoked by me in writing at any time, and shall automatically be revoked upon my death, provided any person relying on this power of attorney shall have full rights to accept and rely upon the authority of my attorney-in-fact until in receipt of actual notice of revocation.

Dated: June 7, 2016

/s/ Anthony L. Mandekic
Anthony L. Mandekic